                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Media General, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                     [LOGO]



                                 Notice of 2000
                                 Annual Meeting
                                      and
                                Proxy Statement

                              Friday, May 19, 2000
                                   11:00 a.m.
                    Richmond Newspapers Production Facility
                       5555 Chamberlayne Road (U.S. 301)
                            Mechanicsville, Virginia

  Media General, Inc., P.O. Box 85333 Richmond, Virginia 23293-0001 (804) 649-
                       6000 http://www.media-general.com


                                     [LOGO]

     J. Stewart Bryan III
     Chairman, President and Chief Executive Officer

                                                     April 3, 2000

     Dear Stockholder:

       You are cordially invited to attend Media General's 2000
     Annual Meeting on Friday, May 19, 2000.

       Our Annual Meeting will be held at the Richmond Newspapers
     Production Facility, 5555 Chamberlayne Road (U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia.

       Whether or not you plan to be present at the Annual
     Meeting, we value your vote. Please complete, sign and return the enclosed proxy card at your earliest convenience.

       I look forward to seeing you on May 19.

                                 Yours sincerely,

                                 /s/ J. Stewart Bryan III
                                 J. Stewart Bryan III
 Newspapers . Television . Interactive Media . Newsprint . Information Services

                                    [LOGO]


                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

To the Class A and Class B Common Stockholders of Media General, Inc.

  Please take notice that the 2000 Annual Meeting of Stockholders of Media General, Inc., will be held at the Richmond Newspapers Production Facility, 5555 Chamberlayne Road (U.S. 301), Mechanicsville, Virginia, on Friday, May 19, 2000, at 11:00 a.m. for the following purposes:

    1. To elect a Board of Directors for the ensuing year; and

    2. To act upon such other matters as properly may come before the meet-ing.

  Holders of the Company's Class A and Class B Common Stock of record at the close of business on March 17, 2000, are entitled to notice of and to vote at the meeting.

  Your attention is directed to the accompanying Proxy Statement.

                                          By Order of the Board of Directors

                                         George L. Mahoney, Secretary

Richmond, Virginia
April 3, 2000

  Stockholders are requested to complete, date and sign the accompanying proxy card and return it in the envelope provided, whether or not they expect to at-tend the meeting in person. A proxy may be revoked at any time before it is voted.

                                PROXY STATEMENT

                      2000 Annual Meeting of Stockholders

                            SOLICITATION OF PROXIES

  This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Media General, Inc. (the Company), to be used at the 2000 Annual Meeting of Stockholders to be held at the Richmond Newspapers Production Facility, 5555 Chamberlayne Road (U.S. 301, just north of its in-tersection with I-295), Mechanicsville, Virginia, on Friday, May 19, 2000, at 11:00 a.m. Proxies properly executed will be voted at the meeting in accor-dance with instructions. A proxy may be revoked by a Stockholder at any time before it is voted.

  The Annual Report to the Stockholders of the Company including financial statements for the fiscal year ended December 26, 1999, and this Proxy State-ment and accompanying proxy card are being mailed to Stockholders on or about April 3, 2000.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  The Company had outstanding 24,337,822 shares of Class A Common Stock (Class A Stock) and 556,574 shares of Class B Common Stock (Class B Stock) as of March 17, 2000. Only holders of record at the close of business on such date will be entitled to vote, and each share of Class A or Class B Stock will be entitled to one vote on each matter as to which such class is entitled to vote.

  The following table shows the stock ownership as of the most recent practi-cable date of all persons known by the Company to have been the beneficial owners of more than 5% of the outstanding shares of any class of the Company's securities and the stock ownership of the directors and officers of the Com-pany as a group. All such information is based on information furnished by or on behalf of the persons listed, who have sole voting power and sole disposi-tive power as to all shares of Class A and Class B Stock listed unless noted to the contrary.

                                          Amount
                                Title   and Nature    Percent
     Name and Address of         of    of Beneficial    of
      Beneficial Holder         Class    Ownership     Class
     -------------------       ------- -------------  -------
J. Stewart Bryan III           Class A   2,673,910(1)  11.0%
 333 East Franklin Street      Class B     428,036(1)  76.9%
 Richmond, VA 23219

Jane Bryan Brockenbrough       Class B      55,580(2)  10.0%
 c/o Bryan Brothers
 5516 Falmouth St., Suite 302
 Richmond, VA 23230

Mario J. Gabelli               Class A   7,062,831(3)  29.0%
 One Corporate Center
 Rye, NY 10580

The Northern Trust Company     Class A   2,394,377(4)   9.9%
 50 South La Salle Street
 Chicago, IL 60675

All directors and executive    Class A   2,932,889(5)  12.1%
 officers as a group           Class B     428,036     76.9%

-----------
(1) The shares listed for J. Stewart Bryan III include 4,800 shares of Class A Stock held by a private foundation controlled by Mr. Bryan, 43,842 shares of Class A Stock held (as of December 31, 1999) for his benefit by the Me-dia General, Inc., Thrift Plan Plus (the Thrift Plan), 77,810 shares of Class A Stock registered in his name under the Media General, Inc., Re-stricted Stock Plan (the Restricted Stock Plan), 168,700 shares of Class A Stock subject to currently exercisable options, 535,200 shares of Class A Stock held by trusts of which Mr. Bryan serves as a fiduciary and shares in the control of the voting and disposition of the shares, 1,560,121 shares of Class A Stock held by the David Tennant Bryan Revocable Declara-tion of Trust (the D.T. Bryan Trust) of which Mr. Bryan serves as a co-trustee, and 373,000 shares of Class B Stock held by the D. Tennant Bryan Media Trust (the Media Trust), of which Mr. Bryan serves as sole trustee. Mr. Bryan, the D.T. Bryan Trust and the Media Trust constitute a group for certain purposes.

(2) Jane Bryan Brockenbrough additionally has sole voting and dispositive power as to 23,000 shares of Class A Stock.

(3) According to a Schedule 13D, amended as of February 18, 2000, the shares listed include shares held by Mr. Gabelli or entities under his direct or indirect control, including 4,303,451 shares held by GAMCO Investors, Inc. (GAMCO), and 2,759,000 shares held by Gabelli Funds, LLC (Gabelli Funds). In the aggregate, such shares are attributable to Mr. Gabelli and to Gabelli Group Capital Partners, Inc., and to Gabelli Asset Management, Inc., parent companies of GAMCO and Gabelli Funds. Mr. Gabelli and such entities, in the aggregate, have sole dispositive power for all shares ex-cept 97,900 shares for which there is no voting power. The Schedule 13D states that if the aggregate voting power of the Gabelli entities should exceed 25% of their voting interest in the Company, the 2,759,000 shares held by Gabelli Funds will be voted by a proxy voting committee for each of the approximately 20 funds advised by Gabelli Funds. Another Gabelli-controlled entity holds 380 shares of Class B Stock.

(4) The Northern Trust Company serves as trustee of the Thrift Plan, and 2,364,410 of the Class A shares held as of January 31, 2000, are held in that capacity. The Thrift Plan provides that shares held for the Thrift Plan are to be voted by the trustee in the same proportion as instructions received from participants. Subject to certain restrictions, participants have the right to direct the disposition of shares of Class A Stock held for their benefit by the Thrift Plan. The Northern Trust Company has sole voting power only as to 4,667 Class A shares.

(5) Includes an aggregate of 291,096 Class A shares subject to currently exer-cisable stock options.

                             ELECTION OF DIRECTORS

  The Articles of Incorporation of the Company provide for the holders of the Class A Stock voting separately and as a class to elect 30% of the Board of Directors (or the nearest whole number if such percentage is not a whole num-ber) and for the holders of the Class B Stock to elect the balance. According-ly, of the nine directors to be elected, three will be Class A Directors to be elected by the Class A Stockholders, and six will be Class B Directors to be elected by the Class B Stockholders. The By-laws of the Company, consistent with applicable Virginia law, provide that in the election of each class of Directors, those receiving the greatest number of votes of each class of Stockholders entitled to vote for such Directors shall be elected. Abstentions and non-votes by brokers, banks and other nominee holders of record shall not be counted for or against any nominee. The Directors elected will serve until the next Annual Meeting of Stockholders. All of the nominees listed below presently are members of the Board. Unless authority is withheld, the proxies will be voted for the election as Directors of the persons named below, or, if for any reason any of such persons are unavailable, for such substitutes as management may propose. The Company has no reason to believe that any of the nominees will be unavailable. The following material is based on information submitted by the person named. Unless noted to the contrary, each Director has sole voting power and sole dispositive power as to all shares listed as owned beneficially by him or her.

                                                  Number and Percentage*
                                                  of Shares Beneficially
                                                   Owned March 17, 2000
                                      Director --------------------------------
              Name                Age  Since   Class A (1)    %    Class B  %
              ----                --- -------- -----------   ----  ------- ----
Class A Directors
Charles A. Davis ................  51   1989        4,581               --
Robert V. Hatcher, Jr. ..........  69   1991        1,881               --
John G. Medlin, Jr. .............  66   1994        2,381               --

Class B Directors
Robert P. Black .................  72   1993        1,665               --
J. Stewart Bryan III ............  61   1974    2,673,910(2) 11.0% 428,036 76.9%
Marshall N. Morton ..............  54   1997       83,684(3)            --
Roger H. Mudd ...................  72   1998           --               --
Wyndham Robertson ...............  62   1996          300               --
Henry L. Valentine, II ..........  72   1991       37,381(4)            --

-----------
*Percentages of stock ownership less than one percent are not shown.

(1) Includes shares, if any, held in the Thrift Plan as of December 31, 1999. Does not include deferred Class A Stock units credited, as of December 31, 1999, to certain Directors' accounts pursuant to the Media General, Inc., Directors' Deferred Compensation Plan, as follows: Mr. Black--3,720 units; Mr. Davis--6,844 units; Mr. Hatcher--6,428 units; Mr. Medlin--5,285 units; Mr. Mudd--1,803 units; Miss Robertson--4,507 units; Mr. Valentine--6,066 units. For further information as to deferred Class A Stock units, see page 5.

(2) For further information as to stock held by Mr. Bryan, see "Voting Securi-ties and Principal Holders Thereof."

(3) For further information as to stock held by Mr. Morton, see "Stock Owner-ship of Executive Officers."

(4) Of the shares of Class A Stock listed, Mr. Valentine shares voting and dispositive power as a co-trustee as to 30,800 shares. The shares listed do not include 3,000 shares of Class A Stock held by Mr. Valentine's wife, as to which Mr. Valentine disclaims any voting or dispositive power.

Directors

  Charles A. Davis is Vice Chairman of Marsh & McLennan Companies, Inc., and is President and Chief Executive Officer of Marsh & McLennan Capital, Inc. He previously was a limited partner in The Goldman Sachs Group, L.P., and was a partner for more than five years in the investment banking firm of Goldman, Sachs & Co. Mr. Davis also serves as a director of Lechters, Inc., Merchants Bancshares, Inc., and Progressive Corporation.

  Robert V. Hatcher, Jr. is the former Chairman of the Board and Chief Execu-tive Officer of Johnson & Higgins, an insurance consulting and brokerage firm, having served in that position for more than five years. Mr. Hatcher also serves as a director of XL Capital Ltd.

  John G. Medlin, Jr. is Chairman Emeritus of Wachovia Corporation. He previ-ously served from 1988 to 1998 as Chairman of Wachovia Corporation and, from 1977 through 1993, as Chief Executive Officer. Mr. Medlin also serves as a di-rector of BellSouth Corporation, Burlington Industries, Inc., R.J. Reynolds Tobacco Holdings, Inc., USAirways Group, Inc., and Wachovia Corporation.

  Robert P. Black retired as of December 31, 1992, as President of the Federal Reserve Bank of Richmond, Virginia, having served in that position for more than five years.

  J. Stewart Bryan III was elected Chairman of the Board, President and Chief Executive Officer of the Company in July 1990. Prior to that date, he had served as Vice Chairman of the Board and Executive Vice President of the Com-pany since 1985, and as Chief Operating Officer of the Company since 1989. He additionally has been Publisher of the Richmond Times-Dispatch for more than five years.

  Marshall N. Morton is Senior Vice President and Chief Financial Officer of the Company and has served in those positions for more than five years.

  Roger H. Mudd has served as host of The History Channel since 1994, was a visiting professor of journalism at Princeton University and Washington & Lee University from 1992 to 1996 and was a television reporter and correspondent with CBS News, NBC News and the McNeil/Lehrer Newshour from 1961 to 1992. He was a reporter with The Richmond News Leader and WRNL Radio in Richmond from 1953 to 1956.

  Wyndham Robertson retired in March 1996 as Vice President for Communications at the University of North Carolina, having served in that position for more than five years. She previously was an Assistant Managing Editor for Fortune magazine and worked with that organization for 24 years.

  Henry L. Valentine, II is Chairman of Davenport & Company LLC, a Richmond, Virginia, investment banking firm, and has served in that position for more than five years.

Board and Committee Meetings

  The full Board of Directors held one special meeting and six regular bi-monthly meetings during 1999.

  The standing committees of the Board of Directors are the Executive Commit-tee, the Audit Committee and the Compensation Committee. The Board has not formed a nominating committee.

  The Executive Committee presently consists of Messrs. Black, Bryan, Morton and Valentine. The Executive Committee is empowered, with certain limitations, to exercise all of the powers of the Board of Directors when the full Board is not in session. The Executive Committee met regularly six times during 1999 on a bi-monthly schedule that alternates with the regular meetings of the full Board of Directors.

  The Audit Committee presently consists of Miss Robertson and Messrs. Davis, Mudd and Valentine. This committee oversees the audit function of the Company, both with regard to internal auditors and outside auditors, which are recom-mended to the Board by this committee. In this capacity, the committee meets with internal and outside auditors, approves all engagements of auditors and reviews all annual Securities and Exchange Commission (the SEC) filings made by the Company. The Audit Committee met twice during 1999.

  The Compensation Committee presently consists of Messrs. Black, Hatcher and Medlin. This committee has general responsibility for employee compensation, makes recommendations to the Board concerning officer and director compensa-tion and oversees the operation of the compensation related benefit plans. The Compensation Committee met twice during 1999.

  Pursuant to the Media General, Inc., Directors' Deferred Compensation Plan, each Director who has not at any time served as an officer of the Company (an Outside Director) receives 50% of his or her annual compensation, which is $75,000 in 2000, in deferred Class A Stock units and may elect to receive the other 50% of annual compensation in cash or deferred stock units. All Outside Directors but one elected to receive all available 1999 compensation in de-ferred stock units.

                     STOCK OWNERSHIP OF EXECUTIVE OFFICERS

  The following table lists the beneficial ownership of the Company's Class A and Class B Stock by the executive officers named in the "Summary Compensation Table" as of March 17, 2000.

                                     Number and Percentage*
                                     of Shares Beneficially
                                      Owned March 17, 2000
                             -----------------------------------------------------------
                               Class
         Name                  A(1)                %            Class B             %
         ----                ---------            ----          -------            ----
J. Stewart Bryan III         2,673,910(2)         11.0%         428,036(2)         76.9%
Marshall N. Morton              83,684(3)                            --
H. Graham Woodlief, Jr.         64,296(4)                            --
George L. Mahoney               10,970(5)                            --
Stephen R. Zacharias            24,013(6)                            --

-----------
*Percentages of stock ownership less than one percent are not shown.

(1) Includes shares held in the Thrift Plan as of December 31, 1999.

(2) For further information as to stock held by Mr. Bryan, see "Voting Securi-ties and Principal Holders Thereof."

(3) Shares listed for Mr. Morton include 45,232 shares subject to currently exercisable options and 9,800 shares registered in his name under the Re-stricted Stock Plan.

(4) Shares listed for Mr. Woodlief include 41,666 shares subject to currently exercisable options and 6,200 shares registered in his name under the Re-stricted Stock Plan.

(5) Shares listed for Mr. Mahoney include 3,000 shares subject to currently exercisable options and 3,500 shares registered in his name under the Re-stricted Stock Plan.

(6) Shares listed for Mr. Zacharias include 14,366 shares subject to currently exercisable options and 2,500 shares registered in his name under the Re-stricted Stock Plan.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers for each of the last three fiscal years.

                          Summary Compensation Table

                                                    Long-Term Compensation
                                                 ----------------------------
                            Annual Compensation              Awards
  Name and                ---------------------- ----------------------------  All Other
 Principal                      Salary   Bonus   Restricted Stock             Compensation
  Position                Year    ($)     ($)         ($)(1)      Options (#)    ($)(2)
 ---------                ---- -------- -------- ---------------- ----------- ------------
J. Stewart Bryan III,     1999 $780,000 $314,157    $1,172,200      15,300      $55,437
 Chairman,
 President and            1998  720,000  374,656            --      14,400       37,176
 Chief
 Executive Officer        1997  675,000  308,175       995,400      20,300       35,041

Marshall N. Morton,       1999  450,000  148,291       474,692       6,200       23,987
 Senior Vice
 President and            1998  415,000  176,684            --       5,800       17,940
 Chief
 Financial Officer        1997  385,000  143,815       396,900       8,100       17,100

H. Graham Woodlief, Jr.,  1999  335,000  103,125       300,316       3,900       15,166
 Vice President           1998  310,000  104,362            --       3,400       14,822
                          1997  280,000  100,256       226,800       4,600       13,194

George L. Mahoney,        1999  285,000   75,134       169,533       2,200       13,392
 General Counsel          1998  262,500   89,406            --       2,100       11,076
                          1997  242,000   72,318       126,000       2,600       10,574

Stephen R. Zacharias,     1999  202,000   29,585       121,095       1,600        7,900
 Treasurer                1998  188,000   35,573            --       1,400        6,127
                          1997  178,000   29,552        91,350       1,900        7,533

-----------
(1) At December 26, 1999, the number and value of the aggregate restricted stock awards held by named executive officers were: Mr. Bryan--81,444 and $4,214,727; Mr. Morton--22,400 and $1,159,200; Mr. Woodlief--13,400 and
    $693,450; Mr. Mahoney--7,500 and $388,125; Mr. Zacharias--5,400 and
    $279,450. Shares were awarded in the name of each executive, and each has all rights of other Class A Stockholders, including dividends, subject to certain restrictions and forfeiture provisions.

(2) The amounts disclosed under this column for the most recent fiscal year consist of the following:

                                                         Dollar Value of
                                                        Insurance Premiums
                                            Annual         Paid by the
                          Above-Market      Company        Company With
                         Amounts Earned  Contributions   Respect to Term
                          on Deferred      to Vested      Life Insurance
                          Compensation   and Unvested    for the Benefit
                           During the   Defined Contri-    of the Named
          Name            Fiscal Year    bution Plans   Executive Officer   Total
          ----           -------------- --------------- ------------------ -------
J. Stewart Bryan III....     $6,237         $34,800          $14,400       $55,437
Marshall N. Morton......         --          19,160            4,827        23,987
H. Graham Woodlief, Jr..      1,380          13,478              308        15,166
George L. Mahoney.......         --          11,464            1,928        13,392
Stephen R. Zacharias....        573           7,157              170         7,900

                       Option Grants in Last Fiscal Year

  The following table provides information on stock options granted in fiscal 1999 to the named executive officers.

                                       Individual Grants
                        -----------------------------------------------
                        Number of
                        Securities  % of Total                           Grant
                        Underlying   Options    Exercise                  Date
                         Options    Granted to   or Base                Present
                         Granted   Employees in   Price    Expiration    Value
         Name             (#)(1)   Fiscal Year  ($/Share)     Date       ($)(2)
         ----           ---------- ------------ --------- ------------- --------
J. Stewart Bryan III....  15,300       11.3%    $47.9062  Jan. 27, 2009 $315,165
Marshall N. Morton......   6,200        4.6%     47.9062  Jan. 27, 2009  127,714
H. Graham Woodlief, Jr..   3,900        2.9%     47.9062  Jan. 27, 2009   80,336
George L. Mahoney.......   2,200        1.6%     47.9062  Jan. 27, 2009   45,318
Stephen R. Zacharias....   1,600        1.2%     47.9062  Jan. 27, 2009   32,958

-----------
(1) The amounts listed under this column represent the number of shares of the Company's Class A Stock covered by options granted to the named executive officers during fiscal 1999 under the provisions of the Media General, Inc., 1996 Employee Non-Qualified Stock Option Plan (the 1996 Plan). Op-tions granted under the 1996 Plan are exercisable in one-third increments over a three-year period and expire 10 years after the date of grant. The options also become fully exercisable upon, and must be exercised within 12 months of, the optionee's death during employment or retirement after age 55.

(2) Option values were computed using the Black-Scholes pricing model. The as-sumptions used in the model were: expected volatility of .3112; zero-cou-pon government bond yield of 6.25%; dividend yield of 1.45%; and time to exercise of 10 years. Additionally, a 5.71% discount was applied to re-flect three-year pro rata vesting (3% per year probability of forfeiture). The actual value, if any, an executive may realize will depend on the amount by which the stock price on the date of exercise exceeds the exer-cise price. There is no assurance that the value actually realized by an executive will be at or near the value estimated by use of the Black-Scholes model.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

  The following table provides information with respect to options exercised during fiscal 1999 and the number and value of stock options outstanding at the fiscal year-end.

                                                       Number of Securities
                                                      Underlying Unexercised     Value of Unexercised
                                                            Options at           In-the-Money Options
                              Shares                    Fiscal Year-End (#)    at Fiscal Year-End ($)(1)
                           Acquired On     Value     ------------------------- -------------------------
   Name                    Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
   ----                    ------------ ------------ ----------- ------------- ----------- -------------
J. Stewart Bryan III....          --            --     152,033      31,667     $3,498,533    $247,858
Marshall N. Morton......      22,500      $803,200      38,533      12,767        795,541      99,459
H. Graham Woodlief, Jr..          --            --      37,699       7,701        901,077      58,320
George L. Mahoney.......       3,867        78,274         700       4,467          3,763      33,592
Stephen R. Zacharias....       5,200       157,950      12,732       3,168        238,175      24,031

-----------
(1) The amount listed represents the difference between the closing price of the Company's Class A Stock at the end of fiscal 1999 ($51.75) and the ex-ercise price per share, multiplied by the number of shares covered by the options.

                              Pension Plan Table

  The following table reflects the estimated aggregate retirement benefits to which certain executive officers of the Company, including each of the named executive officers in the Summary Compensation Table, are entitled under the provisions of the Company's non-contributory, funded Employees Retirement Plan and the Executive Supplemental Retirement Plan (the Plans). The amount of ben-efit assumes that the executive has completed a minimum of 15 years of serv-ice. The benefit amount will be reduced for service of less than 15 years, or if the executive retires prior to attaining age 63. Additional benefits are not earned for service in excess of 15 years.

                                                       Lifetime Annual Benefit
             Highest Five-Year                               at or After
            Average Compensation                       Normal Retirement Date
            --------------------                       -----------------------
                 $  150,000                                   $ 82,500
                    250,000                                    137,500
                    350,000                                    192,500
                    450,000                                    247,500
                    550,000                                    302,500
                    650,000                                    357,500
                    750,000                                    412,500
                    850,000                                    467,500
                    950,000                                    522,500
                  1,050,000                                    577,500
                  1,150,000                                    632,500
                  1,250,000                                    687,500
                  1,350,000                                    742,500
                  1,450,000                                    797,500

  The amount of benefit for the executive officers named in the Summary Com-pensation Table is derived by averaging each officer's five highest years of "Annual Compensation," as reflected in such tables. Retirement benefits shown are payable without offset for Social Security in monthly installments as life annuities, or in other optional forms, upon retirement after attaining age 63. Benefits for executives who participated in both plans prior to January 1, 1991, are reduced by the amount of benefits payable to them under pension plans of former employers.

            Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's Executive Officers, Directors and persons owning more than 10% of the Company's Class A Stock file reports of ownership and changes in ownership with the SEC and with the Company.

  Based solely upon a review of such reports furnished to the Company, the Company believes that during the fiscal year ended December 26, 1999, the Ex-ecutive Officers, Directors and persons owning in excess of 10% of the out-standing shares of the Company's Class A Stock complied with the filing re-quirements of Section 16(a), except that no Gabelli-related entity, including five 10% owners, Mario Gabelli, Gabelli Asset Management, Inc., Gabelli Group Capital Partners, Inc., GAMCO Investors, Inc., and Gabelli Funds, LLC (the Gabelli entities), made any Section 16(a) filings. Several of the Gabelli en-tities previously have asserted that such filings were not required by reason of an exemption for shares held by an institution without the purpose or ef-fect of changing or influencing the control of an issuer. The foregoing exemp-tion is not available to the Gabelli entities, in the Company's view. Several of the Gabelli entities previously also have asserted the absence of a pecuni-ary interest in the shares they beneficially own. See "Voting Securities and Principal Holders Thereof."

            Compensation Committee Report on Executive Compensation

  Media General's compensation system is a management tool that is used to support and reinforce key operating and strategic goals. It is applied con-sistently to all salaried employees.

  The Company's compensation programs for management employees are designed to build a strong link between an individual's performance and his or her related compensation opportunities as well as to align the interests of key Media Gen-eral employees with those of the Stockholders. These two elements induce eli-gible employees to be more responsive to the needs of the Company. Periodical-ly, the Company reviews its compensation programs with independent consultants to ensure that, corporately, it is taking advantage of current thinking in the field of compensation management.

  The Compensation Committee feels that a tightly administered program that rewards eligible managers for appropriate behavior is a constructive way to attract talented personnel. Eligibility to participate in Media General's an-nual and long-term incentive programs is determined by the Committee assisted by recommendations from the Chief Executive Officer.

  There are three components to total executive compensation at Media General: base salary and short- and long-term incentives. Using both general and spe-cific media industry surveys targeted to the Company's size along with pub-lished data on executive compensation levels, the Committee has established second quartile (51st-75th percentile) targets for each component. The number of companies participating in such surveys varies but averages about 75 in any given year.

  Base salary levels are determined with reference to external competitive levels (as described previously) and internal equity. Pay and performance then are linked through the use of the two incentive programs.

  The short-term incentive program combines specific threshold, target and maximum performance goals established at the beginning of the measurement year with award targets, as described previously. All goals are based on profit and asset utilization levels and are established individually for each business unit and for the Company. Cash awards are paid based on the accomplishment of these goals. Maximum awards are attained at 150% of goal. Except under excep-tional circumstances, which, in the

Committee's opinion, were not under operating unit control, no bonuses are paid to units earning less than 80% of their goal.

  A long-term incentive program is used to reward sustained stock price growth and/or achievement of long-term, pre-established earnings per share growth targets. Awards in this program are made in the form of stock options (typi-cally awarded to eligible participants annually at fair market value on the grant date, vesting over a three-year period) and restricted stock (typically granted to selected executive officers every other year with restrictions (currently ten years) on sale that may be lifted if pre-established earnings per share growth targets are met). The combined expected value of stock-based awards is targeted to achieve competitive levels of total compensation as de-scribed earlier; for those selected executive officers who are eligible to re-ceive both restricted stock and stock options, annual grants are awarded on the basis that 60% of the competitive long-term incentive target would be de-livered through restricted stock. The Committee notes that the relative value of a given award at the end of the measurement period will depend on the growth in value of the common stock of the Company over the time period. The vesting and ten-year trading restrictions emphasize the long-term nature of these awards and encourage eligible employees to remain in the employ of the Company.

  Section 162(m) of the Internal Revenue Code disallows a deduction for com-pensation in excess of $1,000,000 paid to any of the executive officers named in the Summary Compensation Table, unless such excess compensation qualifies as "performance-based compensation" under Section 162(m) and related Internal Revenue Service regulations. All compensation paid to said executive officers in 1999 was deductible, and the Compensation Committee intends that all com-pensation paid in the future be deductible, except when the Committee deems the payment of non-deductible compensation to be in the best interests of the Company.

CEO Compensation During 1999

  Mr. Bryan's base salary in 1999 of $780,000 was 8.3% above that of the pre-ceding year. In the aggregate, corporate performance attained 89.3% of the targeted level and produced a bonus of $314,157, equal to 40.3% of Mr. Bryan's base compensation, down from 52.0% the year before. At the beginning of 1999, a stock option award of 15,300 shares of Media General Class A Stock and a performance accelerated restricted share award of 24,200 shares of Media Gen-eral Class A Common Stock were made to Mr. Bryan. As in the past, this award as well as Mr. Bryan's base salary and bonus were developed in accordance with competitive practice, as outlined previously, and were based on the standard provisions of Media General's annual and long-term incentive plans.

                                       The Compensation Committee

                                              Robert V. Hatcher, Jr., Chairman
                                              Robert P. Black
                                              John G. Medlin, Jr.

                               Performance Graph

  The following graph shows the cumulative total Stockholder return on the Company's Class A Stock over the last five fiscal years as compared to the re-turns of the Standard & Poor's (S&P) Publishing (Newspapers) Index and the American Stock Exchange (AMEX) Composite Index. The graph assumes $100 was in-vested on December 23, 1994, in the Company's Class A Stock, the S&P Publish-ing (Newspapers) Index and the AMEX Composite Index and also assumes reinvest-ment of dividends.

                Comparison of Five-Year Cumulative Total Return
          Media General, Inc., S&P Publishing (Newspapers) and AMEX

                                    [GRAPH]

                           1994    1995     1996     1997     1998     1999
                           ----    ----     ----     ----     ----     ----
Media General, Inc.        $100  $106.78  $110.15  $149.92  $181.56  $192.07
S&P Publishing (Newspaper)  100   125.99   160.18   261.11   270.26   371.35
AMEX Market Index           100   128.90   136.01   163.66   161.44   201.27



                      APPOINTMENT OF INDEPENDENT AUDITORS

  At its January 2000 meeting, the Board of Directors appointed the firm of Ernst & Young LLP as the independent auditors of the Company for the 2000 fis-cal year. Ernst & Young LLP has examined the accounts of the Company for many years, including 1999. The Company has been advised by Ernst & Young LLP that it is an independent public accounting firm within the meaning of the applica-ble rules and regulations of the Securities and Exchange Commission. A repre-sentative of Ernst & Young LLP will be present at the Annual Meeting to make a statement, if he desires to do so, and to respond to appropriate questions from Stockholders.

                     STOCKHOLDER NOMINATIONS AND PROPOSALS

  Stockholders who believe they are eligible to have their proposals included in the Company's proxy statement for the 2001 Annual Meeting of Stockholders, in addition to other applicable requirements established by the SEC, must en-sure that their proposals are received by the Secretary of the Company not later than December 5, 2000.

  The By-laws of the Company establish an advance notice procedure for eligi-ble Stockholders to make nominations for Director and to propose business to be transacted at an Annual Meeting. The Company's By-laws additionally provide that nominations for Director and proposals for business must be given to the Secretary of the Company not less than 90 days nor more than 120 days prior to the date of an Annual Meeting. The Company's By-laws also require that certain specific information accompany a Stockholder notice of nomination or proposal for business. A copy of the Company's By-laws may be obtained by writing to the Secretary of the Company. The Company's 2000 Annual Meeting will be held on May 18, 2001.

                            SOLICITATION OF PROXIES

  The Company may solicit proxies in person or by telephone or mail. The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. Officers and other employees of the Company may partici-pate in such solicitation, for which they will receive no special or addi-tional compensation. In addition, the Company has retained D. F. King & Co. to assist in the solicitation of proxies for a basic fee of $8,000, plus reim-bursement of out-of-pocket expenses.

                                 OTHER MATTERS

  Management does not intend to present, nor, in accordance with the Company's By-laws, has it received proper notice from any person who intends to present, any matter for action by Stockholders at the Annual Meeting, other than as stated in the accompanying Notice. However, the enclosed proxy confers discre-tionary authority with respect to the transaction of any other business which properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their best judgment.

                                       By Order of the Board of Directors
                                       George L. Mahoney, Secretary

Richmond, Virginia
April 3, 2000
  Stockholders are requested to complete, date and sign the accompanying proxy card and return it in the envelope provided, whether or not they expect to at-tend the meeting in person. A proxy may be revoked at any time before it is voted.

Class A                        MEDIA GENERAL, INC.
                                    Class A

                        Annual Meeting of Stockholders
                                 May 19, 2000

                 Proxy is Solicited by the Board of Directors


J. Stewart Bryan III, Marshall N. Morton and George L. Mahoney, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 19, 2000, and any adjournment thereof, as follows on the reverse side and upon such other business as properly may come before the meeting for the vote of such Stockholder.



      PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE
                      PAID ENVELOPE AS SOON AS POSSIBLE.
                      ----------------------------------

     Please date and sign this proxy as name appears. Joint
     owners should each sign personally. Trustees and others
     signing in a representative capacity should indicate the
     capacity in which they sign.
     ----------------------------

[X] PLEASE MARK VOTES
AS IN THIS EXAMPLE

                            The Board of Directors
                 recommends a vote FOR the following proposal.

MEDIA GENERAL, INC.              Election of Directors
-------------------

 CLASS A COMMON STOCK                CLASS A DIRECTORS     FOR    WITHHOLD
                                     -----------------     [ ]       [ ]

                                     Charles A. Davis
                                     Robert V. Hatcher, Jr.
                                     John G. Medlin

RECORD DATE SHARES                 FOR, except vote withheld for the
                                   following nominee(s):
                                   ---------------------

               RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT
                            IS HEREBY ACKNOWLEDGED.

                   THIS PROXY REVOKES ALL PREVIOUS PROXIES.
              UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED
                   IN ACCORDANCE WITH THE RECOMMENDATION OF
                            THE BOARD OF DIRECTORS


Please be sure to date and sign this proxy.

Signature:_________________________________ Date:______________________

Signature:_________________________________ Date:______________________

  DETACH CARD                                               DETACH CARD

                              MEDIA GENERAL, INC.


Please sign the attached proxy card and return it promptly in the postage paid envelope provided so that your vote may be counted.

An immediate response will save the Company the expense of additional proxy mailings.

                                   Thank you!

Class B                        MEDIA GENERAL, INC.                      Class B

                        Annual Meeting of Stockholders
                                 May 19, 2000

                 Proxy is Solicited by the Board of Directors


J. Stewart Bryan III, Marshall N. Morton and George L. Mahoney, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 19, 2000, and any adjournment thereof, as follows on the reverse side and upon such other business as properly may come before the meeting.


       PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE
                      PAID ENVELOPE AS SOON AS POSSIBLE.
                      ----------------------------------

          Please date and sign this proxy as name appears. Joint
          owners should each sign personally. Trustees and others
          signing in a representative capacity should indicate the capacity in which they sign.
          ----------------------------

[X] PLEASE MARK VOTES
AS IN THIS EXAMPLE

                            The Board of Directors
                recommends a vote FOR the following proposals.

  MEDIA GENERAL, INC.             Election of Directors
  -------------------

 CLASS B COMMON STOCK               CLASS B DIRECTORS      FOR  WITHHOLD
                                    -----------------      [ ]     [ ]

                                    Robert P. Black
                                    J. Stewart Bryan III
                                    Marshall N. Morton
                                    Roger H. Mudd
                                    Wyndham Robertson
                                    Henry L. Valentine II

RECORD DATE SHARES                  FOR, except vote withheld for the
                                    following nominee(s):
                                    ---------------------

               RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT
                            IS HEREBY ACKNOWLEDGED.

                   THIS PROXY REVOKES ALL PREVIOUS PROXIES.
              UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED
                   IN ACCORDANCE WITH THE RECOMMENDATION OF
                            THE BOARD OF DIRECTORS

Please be sure to date and sign this proxy.

Signature:_________________________________ Date:______________________

Signature:_________________________________ Date:______________________

  DETACH CARD                                               DETACH CARD

                               MEDIA GENERAL, INC.


Please sign the attached proxy card and return it promptly in the postage paid envelope provided so that your vote may be counted.

An immediate response will save the Company the expense of additional proxy mailings.

                                   Thank you!

Class A                         MEDIA GENERAL, INC.                     Class A

                          EMPLOYEES' THRIFT PLAN PLUS

                        Annual Meeting of Stockholders
                                 May 19, 2000


The undersigned hereby instructs The Northern Trust Company, as Trustee of the Media General Employees' Thrift Plan Plus, to vote all shares of Media General, Inc., Class A Common Stock held by the Thrift Plan for my account at the Annual Meeting of Stockholders of Media General, Inc., to be held on Friday, May 19, 2000, and any adjournment thereof, as follows on the reverse side and upon such other business as properly may come before the meeting for the vote of such Stockholder.

      PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE
                      PAID ENVELOPE AS SOON AS POSSIBLE.
                      ----------------------------------

          Please date and sign this proxy as name appears. Joint
          owners should each sign personally. Trustees and others
          signing in a representative capacity should indicate the capacity in which they sign.
          ---------------------------

[X] PLEASE MARK VOTES
AS IN THIS EXAMPLE
                            The Board of Directors
                recommends a vote FOR the following proposals.

  MEDIA GENERAL, INC.             Election of Directors
  -------------------

  EMPLOYEES' THRIFT PLAN PLUS       CLASS A DIRECTORS      FOR  WITHHOLD
                                    -----------------      [ ]     [ ]

                                    Charles A. Davis
                                   Robert V. Hatcher, Jr.
                                     John G. Medlin

RECORD DATE SHARES                 FOR, except vote withheld for the
                                   following nominee(s):
                                   ---------------------

               RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT
                            IS HEREBY ACKNOWLEDGED.

                   THIS PROXY REVOKES ALL PREVIOUS PROXIES.
              UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED
                   IN ACCORDANCE WITH THE RECOMMENDATION OF
                            THE BOARD OF DIRECTORS

Please be sure to date and sign this proxy.

Signature:_________________________________ Date:______________________

Signature:_________________________________ Date:______________________

  DETACH CARD                                               DETACH CARD

                              MEDIA GENERAL, INC.


Please sign the attached proxy card and return it promptly in the postage paid envelope provided so that your vote may be counted.

An immediate response will save the Company the expense of additional proxy mailings.

                                   Thank you!